As filed with the Securities and Exchange Commission on February 26, 1999
                                                      Registration No. 33-______





                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM S-8

                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                             POWER EXPLORATION, INC.
  _____________________________________________________________________________
              (Exact name of registrant as specified in its charter)


NEVADA                                                                84-0811647
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)


                            Consulting Agreement with
                              Warren J. Soloski, APC
  ______________________________________________________________________________
                             (Full title of the plan)

    Warren Soloski, 11300 W. Olympic, Suite 800, Los Angeles, California 90064
                     (Name and Address of Agent for Service)

                                  (310) 477-9742
           (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                             Proposed  Proposed
                                             Maximum   Maximum
Title of Securities           Amount of      Offering  Aggregate Amount
Securities to be Registered   Shares to be   Price Per Offering  of Reg.
                              Registered     Share     Price     Fee(2)

$.02 par value Common         50,000         $0.95     $47,500   $13.21
  Stock

          Totals              50,000         $0.95     $47,500   $13.21

    _________________________________________________________________________

Total No. of pages: 23                       Exhibit Index on Page No: 14


     _____________________
     (1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

     (2) Based upon the average bid and asked prices of the Company's Common Stock in over-the-counter trading on February 23, 1999.

                                   PROSPECTUS

                             POWER EXPLORATION, INC.
                         5020  Collinwood Ave., Suite 201
                             Fort Worth, Texas 76107
                                  (817) 377-4464

                         (50,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by POWER EXPLORATION, INC., ("PWRX"), a Nevada corporation ("the Company") of shares of its $0.02 par value common stock (the "Common Stock") to certain consultants of the Company (the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 50,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol PWRX.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is February 25, 1999.

     This Prospectus is part of a Registration Statement which was filed and is effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have been offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: POWER EXPLORATION, INC., 5020 Collinwood Ave., Suite 201, Fort Worth, Texas 76107, telephone (817) 377-4464.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                           7

ITEM 1. PLAN lNFORMATION                                                       7

GENERAL lNFORMATION                                                            7
The Company                                                                    7
Purpose                                                                        7
Common Stock                                                                   7
The Consultants                                                                7
No Restrictions on Transfer                                                    7
Tax Treatment to the Consultant                                                7
Tax Treatment to the Company                                                   8
Restrictions on Resales                                                        8

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION                 8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Legal Opinion and Experts                                                      9
Indemnification of Officers and Directors                                      9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                             9

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE                               9

ITEM 4.  DESCRIPTION OF SECURITIES                                            10

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                               10

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                            10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                                  11

ITEM 8.  EXHIBITS                                                             11

ITEM 9.  UNDERTAKINGS                                                         11

EXHIBIT INDEX                                                                 14


                                      PART 1

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 5020 Collinwood Ave., Suite 201, Fort Worth, Texas 76107, telephone (817) 377-4464.

Purposes

     The Common Stock will be issued by the Company pursuant to an agreement entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. A copy of the agreement has been filed as an exhibit to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 50,000 shares of the Common stock to the Consultants upon effectiveness of this Registration Statement.

The Consultant

     The Consultant has agreed to provide his expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultant will become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer.
If, however, the Consultant receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended September 30, 1998, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: POWER EXPLORATION, INC., 5020 Collinwood Ave., Suite 201, Fort Worth, Texas 76107, telephone (817) 377-4464.

Legal Opinions and Experts

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have a substantial interest in the registrant.

     The financial statements of POWER EXPLORATION, INC. incorporated by reference in the Company's Annual Report (Form 10-KSB) for the year ended September 30, 1998 have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a)  Registrant's latest Annual Report, whether filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


Item 4.   Description of Securities

     No description of the class of securities (i.e., the $.02 par value Common Stock) is required under this item because the common Stock is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the consulting agreement, but will be paid directly by the Company.

Item 6.   Indemnification of Directors and Officers

     The Company's by-laws, in accordance with Nevada Revised Statutes
(sec 78.751), provide that to the extent he is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

               (a) he acted honestly and in good faith with a view to the best interests of the Company; and

               (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Nevada Revised Statutes (NRS) provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the NRS, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.              Title

 4.                 Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.                 Consulting Agreement with Warren J. Soloski, APC.

15.                 Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2 Consent of Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants

27.                 Not Required

28.                 Not Required

29.                 Not Required


Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                         (iii) include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Fort Worth of Texas on the 26th day of February, 1999.


                              POWER EXPLORATION, INC.
                              (Registrant)



                              By:   /s/ Guy Pyron
                                   Guy Pyron, CEO

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                    Title                    Date


/s/ Guy Pyron                      CEO                 February 26, 1999
   Guy Pyron                       Director


/s/ Joe Bill Bennett               COO                 February 26, 1999
   Joe Bill Bennett                Director


/s/ M. O. Rife, III                Director            February 26, 1999
   M. O. Rife, III


/s/ Jack Gallacher                 Director            February 26, 1999
   Jack Gallacher


/s/ Thom Schliem                   Director            February 26, 1999
   Thom Schliem


/s/ Mark Zouvas                    Secretary           February 26, 1999
   Mark Zouvas


/s/ Pattye Hill                    Treasurer           February 26, 1999
   Pattye Hill

     FORM S-8 REGISTRATION STATEMENT

     EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement           Descriptions                            Numbered Page
  ______________________________________________________________________________

 5.       Opinion of Counsel                                                  15

10.       Consulting Agreement with Warren J. Soloski, APC                    17

23.1      Consent of Warren J. Soloski                                        22

23.2      Consent of Merdinger, Fruchter, Rosen & Corso, P.C.,                23
          Certified Public Accountants

February 25, 1999
Guy Pyron
POWER EXPLORATION, INC.
5020 Collinwood Ave., Suite 201
Fort Worth, Texas 76107

     Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Pyron:

     At your request, I have examined the form of Registration Statement No. 33-____ which POWER EXPLORATION, INC. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 50,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreements with the various officers and consultants to the Company (the "Consulting Agreements").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into the various consultant agreements;

     4.   The Registration Statement;

     5. The agreements with the entity and the individual for the shares being registered in the Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the various Consulting Agreements in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any Other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Very truly yours,

/s/ Warren J. Soloski
Warren J. Soloski

INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT



     THE AGREEMENT is made and entered into as of this 1st day of December, 1998, by and between POWER EXPLORATION, INC., hereinafter referred to as "Client", with its principal place of business in 5020 Collinwood Ave., Suite 201, Fort Worth, Texas, and Warren J. Soloski, APC, a corporation with its place of business at 11300 W. Olympic Blvd., Suite 800, Los Angeles, California 90064, hereinafter referred to as "Consultant".

RECITALS

     WHEREAS, Client is engaged in the Oil Production Business.

     WHEREAS, Consultant is in the business of providing general legal consulting, including business legal services and addressing shareholder-company legal problems.

     WHEREAS, in the operation of Client's business, Client is in need of the services which Consultant provides and wishes to enter into a business arrangement with Consultant to provide such services.

     IN CONSIDERATION of the promises and mutual covenants hereby contained, it is hereby agreed as follows and will confirm the arrangements, terms and conditions pursuant to which the Consultant has been retained to serve as a legal consultant and advisor to POWER EXPLORATION, INC. (also sometimes referred to as the "Client" or "Company"), on a nonexclusive basis as an independent contractor. The undersigned hereby agree to the following terms and conditions:

AGREEMENTS

1.   Terms of Contract

     This Agreement will become effective on December l, 1998, and will continue in effect for a period of twelve (12) months unless earlier terminated pursuant to Section 5 of this Agreement.

2.   Services to be Performed by Independent Contractor/Consultant

     2.1 Duties of Independent Contractor. Contractor shall at the request of the Company, upon reasonable notice, render the following services to the Company from time to time.

     2.2 Duties of Consultant. Consultant agrees to provide general legal services to Client. The Consultant will provide such legal services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relations services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing from any source whatsoever.

     2.3 Independent Contractor Status. It is the express intention of the parties that Consultant be an independent contractor and not an employee, agent, joint venture or partner of Client. Client shall have no right to and shall not control the manner or prescribe the method by which Consultant performs the above described services. Consultant shall be entirely and solely responsible for its own actions and the actions of its agents, employees or partners while engaged in the performance of services required by this Agreement. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Consultant or any employee or agent of Consultant. Both parties acknowledge that Consultant is not an employee for state or federal income tax purposes and Consultant specifically agrees that it shall be exclusively liable for the payment of all income taxes, or other state or federal charges, that are due as a result of receipt of any consideration for the performance of services required by this Agreement. Consultant agrees that any such consideration is not subject to withholding by the Client for payment of any taxes and Consultant directs Client not to withhold any sums for the consideration paid to Consultant for the services provided hereunder. Consultant shall retain the right to perform services for others during the term of this Agreement. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed, Consultant shall not have the authority to obligate or commit the Company in any matter whatsoever.

     2.4 Use of Employees of Contractor. Consultant may, at his own expense, use any employees or subcontractors as it deems necessary to perform the services required of Consultant by this Agreement. Client may not control, direct or supervise Consultant and/or his employees or subcontractors in the performance of those services.

     2.5 Expense. Consultant shall be responsible for all costs and expenses incident to the performance of services required by this Agreement, including but not limited to, the cost of materials used by Consultant, travel, fees, fines, licenses, bonds and taxes required of, or imposed against Consultant, and all other of Consulant's costs of doing business.

     2.6 Available Time. Consultant shall make available such time as he, in his sole discretion, shall deem appropriate for the performance of his obligations under this Agreement.

3.   Compensation

     3.1 Consideration. Client and Consultant agree that Consultant shall receive from the Client a fee of Fifty Thousand (50,000) shares of Client's common stock, in advance, as consideration for the services to be rendered pursuant to this Agreement, up to the value of $45,000.00.

     3.2 Reimbursement for Out-of-Pocket Expenses. Client shall reimburse Consultant at net cost, for out-of-pocket expenses incurred in furtherance of this Agreement for travel and related living expenses, contact entertainment, postage, delivery services (e.g. Federal Express), printing, telex, and other third party expenses PROVIDED THAT any such expenses in excess of $100.00. shall be subjected to Client pre-approval and expenses should not exceed $500.00.

     3.4 Assignment and Termination. This Agreement shall not be assignable by any party.

4.   Obligations of Client.

     4.1 Cooperation. Client shall comply with all reasonable requirements of Consultant and provide access to all documents reasonably necessary to the performance of Consultant's duties under this Agreement.

     4.2 Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

5.   Termination Agreement

     5.1 Termination on Notice. Notwithstanding any other provisions of this Agreement, Client may terminate this Agreement at any time by giving thirty (30) days written notice to the the Consultant. Upon Consultant receiving 30 days written notification of termination of this Agreement by Client, it is to receive full payment for services and expenses as stated in Item 3.2 of this Agreement. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force for a period of twelve (12) months.

     5.2 Termination on Occurrence of Stated Event. This Agreement will terminate automatically on the occurrence of the following event:
     (a) bankruptcy or insolvency of Client.
     (b) non-payment or performance as stated in this Agreement by Client.

6.   General Provisions

     6.1 Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     6.2 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument signed by the parties affected thereby, or their respective successors or assigns. This Agreement cancels and supersedes all prior agreements, if any, oral or written, among Client and Consultant.

     6.3 Severability. If any provision of this Agreement shall be held invalid, such invalidity shall not affect the other provisions hereof, and to this extent the provisions of this Agreement are intended to be and shall be severable.

     6.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.5 Notices. Any notice or other communication required or permitted under this Agreements shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, to the address of the parties set forth in the first paragraph of this Agreement or at such address as may have been provided in like manner in writing to both of the parties to this Agreement. Any notice that is sent by mail under this Agreement shall be considered received on the date on which it is actually delivered to the premises of the party of whom it is properly addressed, such date to be conclusively evidenced by the date of the return receipt.

     6.6 Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Nevada.

     6.7 Assignment. No party to this Agreement may assign this Agreement or its right or obligations hereunder without the written consent of the others.

     6.8 Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     6.9 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     6.10 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     6.11 Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     6.12 Arbitration. Any controversy, claim, misunderstanding, course of action, matter in question, breach, disagreement, dispute, or other related matter arising out of, or relating to this Agreement, or the relationship between the parties, shall be decided by mandatory binding arbitration before the American Arbitration Association, State of Nevada. In such arbitration, the parties shall be entitled to the full discovery rights accorded to litigants under the Laws of the State of Nevada. The prevailing party shall be entitled to recover all costs and expenses incurred, including its reasonable attorneys fees, related costs, and any advanced arbitration expenses.

     6.13 Indemnification. Consultant will indemnify and hold harmless Client and its officers, directors, agents and employees against any expenses, which may be incurred by Client as a result of statements made by Consultant which are inaccurate or misleading or the failure by Consultant to state facts, which are necessary to be stated in order to make statements made not misleading.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CLIENT: POWER EXPLORATION, INC.


BY:  /s/ Guy Pyron
     Guy Pyron, its CEO

ACCEPTED BY:

               CONSULTANT:    Warren J. Soloski, APC


                         BY:  /s/ Warren J. Soloski
               Warren J. Soloski, its CEO

     WARREN J. SOLOSKI Letterhead


     CONSENT OF COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.


     /s/ Warren J. Soloski
     Warren J. Soloski
     Special Counsel to POWER EXPLORATION, INC.

     MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.,
     CERTIFIED PUBLIC ACCOUNTANTS Letterhead

     CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to shares of common stock of POWER EXPLORATION, INC. and to the incorporation by reference therein the financial statements and schedules of POWER EXPLORATION, INC. included and incorporated by reference in its Annual Report (Form 10-KSB) for the year ended September 30, 1998 filed with the Securities and Exchange Commission.


     /s/  Steven Corso
     Steven Corso, Principal
     Merdinger, Fruchter, Rosen & Corso, P.C.
     Certified Public Accountants